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                                                                EXHIBIT 3.1



                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       OF

                             PRIME BANCSHARES, INC.


                                  ARTICLE ONE

         The name of the Corporation is Prime Bancshares, Inc.

                                  ARTICLE TWO

         The period of its duration is perpetual.

                                 ARTICLE THREE

         The purpose or purposes for which the Corporation is organized are:

         (a) To engage in the acquisition and ownership of equity or debt securities of national or state banks, the acquisition and ownership of equity or debt securities of other corporations, and the conduct of such other businesses as will not be in violation of any state or national laws, including banking laws, or rules or regulations promulgated from time to time thereunder; and

         (b) To engage in all other lawful acts or activities for which corporations may be organized under the laws of the State of Texas.

                                  ARTICLE FOUR

         Section 4.1. Authorized Shares. The aggregate number of all classes of stock which the Corporation has authority to issue is 65,000,00 shares divided into (A) one class of 50,000,000 shares of Common Stock with a par value of $0.25 per share, and (B) one class of 15,000,000 shares of Preferred Stock with a par value of $1.00 per share, which may be divided into and issued in series as set forth in this Article Four.

         Section 4. 2. Authorization of Directors to Determine Certain Rights of Preferred Stock. The shares of Preferred Stock may be divided into and issued in series. The Board of Directors shall have the authority to established series of unissued shares of Preferred Stock by fixing and determining the relative rights and preferences of the shares of any series so established, and to increase or decreased the number of shares within each such series; provided, however, that the Board of Directors may not decrease the number of shares within a series of Preferred Stock to




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less than the number of shares within such series that are then issued.  The
Preferred Stock of each such series shall have such designations, preferences limitations, or relative rights, including voting rights, as shall be set further in the resolution or resolutions establishing such series adopted by the Board of Directors, including, but without limiting the generality of the foregoing, the following:

         (A) The distinctive designation of, and the number of shares of Preferred Stock that shall constitute, such series, which number (except where otherwise provided by the Board of Directors in the resolution establishing such series) may be increased or decreased (but not below the number of shares of such series then outstanding) from time to time by like action of the Board of Directors;

         (B) The rights in respect of dividends, if any, of such series of Preferred Stock, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes or any other series of the same or other class or classes of capital stock of the Corporation and whether such dividends shall be cumulative or noncumulative;

         (C) The right, if any, of the holders of such series of Preferred Stock to convert the same into, or exchange the same for, shares of any other class or classes or of any other series of the same or any other classes or classes of capital stock, obligations, indebtedness, rights to purchase securities or other securities of the Corporation or other entities, domestic or foreign, or for other property or for any combination of the foregoing, and the terms and conditions of such conversion or exchange;

         (D) Whether or not shares of such series of Preferred Stock shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which, shares of such series of Preferred Stock may be redeemed;

         (E) The rights, if any, of the holders of such series of Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or in the event of any merger or consolidation of or sale of assets by the Corporation;

         (F) The terms of any sinking fund or redemption or repurchase or purchase account, if any, to be provided for shares of such series of Preferred Stock;

         (G) The voting powers, if any, of the holders of any series of Preferred Stock generally or with respect to any particular matter, which may be less than, equal to or greater than one vote per share, and which may, without limiting the generality of the foregoing, include the right, voting as a series of Preferred Stock as a class, to elect one or more directors of the Corporation generally or under such specific circumstances and on such conditions, as shall be provided in the resolution or resolutions of the Board of Directors adopted pursuant hereto, including, without limitation, in the event there shall have been a default in the payment of dividends on or redemption of any one or more series of Preferred Stock; and





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         (H)     Such other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof, as the Board of Directors shall determine.

         Section 4.3. Preferences, Limitations and Relative Rights of All Classes of Capital Stock.

         (A) General. All shares of Common Stock shall have rights identical to those of all other such shares. Except as they may vary among series established pursuant to Section 4. 2 of this Article Four, all shares of Preferred Stock shall have preferences, limitation, and relative rights identical to those of all other such shares.

         (B) Liquidation Preference. In the event of dissolution, liquidation, or winding-up of the Corporation (whether voluntary or involuntary), after payment or provision for payment of debts but before any distribution to the holders of Common Stock, the holders of each series of Preferred Stock then outstanding shall be entitled to receive the amount fixed by the Board of Directors pursuant to Section 4.2 of this Article Four and no more. All remaining assets shall be distributed pro rata among the holders of Common Stock. If the assets distributable among the holders of Preferred Stock are insufficient to permit full payment to them, the entire assets shall be distributed among the holders of the Preferred Stock in proportion to their respective liquidation preferences unless otherwise provided by the Board of Directors pursuant to Section 4.2 of this Article Four. Neither the consolidation, merger, or reorganization of the Corporation with any other corporation or corporations, nor the sale of all or substantially all the assets of the Corporation, nor the purchase or redemption by the Corporation of any of its outstanding shares shall be deemed to be a dissolution, liquidation, or winding-up within the meaning of this paragraph.

         (C) Redemption.

                 (1) Right; Method. All or any part of any one or more series of Preferred Stock may be redeemed at any time or times at the option of the Corporation, by resolution of the Board of Directors, in accordance with the terms and conditions of this Article Four and those fixed by the Board of Directors pursuant to Section 4.2 of this Article Four. The Corporation may redeem shares of any one or more series without redeeming shares of any other series. If less than all the shares of any series are to be redeemed, the shares of the series to be redeemed shall be selected ratably or by lot or by any other equitable method determined by the Board of Directors.

                 (2) Notice. Notice shall be given to the holders of shares to be redeemed, either personally or by mail, not less than twenty nor more than fifty days before the date fixed for redemption.

                 (3) Payment. Holders of redeemed shares shall be paid in cash the amount fixed by the Board of Directors pursuant to Section 4.2 of this Article Four.



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                 (4)  Provision for Payment.  On or before the date fixed for redemption, the Corporation may provide for payment of a sum sufficient to redeem the shares called for redemption either (a) by setting aside the sum, separate from its other funds, in trust for the benefit of the holders of the shares to be redeemed, or (b) by depositing such sum in a bank or trust company (either one in Texas having capital and surplus of at least $10,000,000 according to its latest statement of condition, or one anywhere in the United States duly appointed and acting as transfer agent of the Corporation) as a trust fund, with irrevocable instructions and authority to the bank or trust company to give or complete the notice of redemption and to pay to the holders of the shares to be redeemed, on or after the date fixed for redemption, the redemption price on surrender of their respective share certificates. The holders of shares to be redeemed may be evidenced by a list certified by the Corporation (by its president or a vice president and by its secretary or an assistant secretary) or by its transfer agent. If the Corporation so provides for payment, then from and after the date fixed for redemption (a) the shares shall be deemed to be redeemed, (b) dividends thereon shall cease to accrue,
(c) such setting aside or deposit shall be deemed to constitute full payment for the shares, (d) the shares shall no longer be deemed to be outstanding, (e) the holders thereof shall cease to be shareholders with respect to such shares, and (f) the holders shall have no rights with respect thereto except the right to receive (without interest) their proportionate shares of the funds so set aside or deposited upon surrender of their respective certificates, and any right to convert such shares which may exist. Any interest accrued on funds so set aside or deposited shall belong to the Corporation. If the holders of the shares do not, within six years after such deposit, claim any amount so deposited for redemption thereof, the bank or trust company shall upon demand pay over to the Corporation the balance of the funds so deposited, and the bank or trust company shall thereupon be relieved of all responsibility to such holders.

                 (5) Status of Redeemed Shares. Shares of Preferred Stock which are redeemed shall be cancelled and shall be restored to the status of authorized but unissued shares.

         (D)  Purchase.  Except as fixed by the Board of Directors pursuant to
Section 4.2 of this Article Four or as otherwise expressly provided by law, nothing herein shall limit the right of the Corporation to purchase any of its outstanding shares in accordance with law, by public or private transaction.

                                  ARTICLE FIVE

         The Corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least $1,000.00.

                                  ARTICLE SIX

        The shareholders of the Corporation shall not be entitled to cumulate their votes in the election of directors.





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                                 ARTICLE SEVEN

         No holder of any shares of any class of stock of the Corporation shall, as such holder, have any preemptive or preferential right to receive, purchase, or subscribe to (1) any unissued or treasury shares of any class of stock (whether now or hereafter authorized) of the Corporation, (2) any obligations, evidences of indebtedness, or other securities of the Corporation convertible into or exchangeable for, or carrying or accompanied by any rights to receive, purchase, or subscribe to, any such unissued or treasury shares,
(3) any right of subscription to or to receive, or any warrant or option for the purchase of, any of the foregoing securities, (4) any other securities that may be issued or sold by the Corporation, other than such (if any) as the Board of Directors of the Corporation, in its sole and absolute discretion, may determine from time to time.

                                 ARTICLE EIGHT

         The Corporation, at the option of the Board of Directors, may purchase, directly or indirectly, its own shares to the extent of the aggregate of unrestricted capital surplus available therefor and unrestricted reduction surplus available therefor, and to any further extent that may be allowed by law.

                                  ARTICLE NINE

         No contract or other transaction between the Corporation and one or more of its Directors, officers, or security holders or between the Corporation and another corporation, partnership, joint venture, trust or other enterprise of which one or more of the Corporations's Directors, officers or security holders are members, officers, security holders, directors or employees or in which they are otherwise interested, directly or indirectly, shall be invalid solely because of such relationship, or solely because such Director, officer or security holder is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or other transaction, or solely because his or there votes are counted for such purpose, if (a) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the Board of Directors or committee thereof, and such Board or committee in good faith authorizes the contract or other transaction by the affirmative votes of a majority of the disinterested Directors even though the disinterested Directors be less than a quorum; or (b) the material facts as to his relationship or interest and as to the contract or other transaction are known or disclosed to the shareholders entitled to vote thereon, and the contract or other transaction is specifically approved in good faith by vote of the shareholders; or (c) the contract or other transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof, or the shareholders.

                                  ARTICLE TEN

         The address of its Registered Office is 811 Sheldon Road, Channelview, Texas, and the name of is Registered Agent at such address is Fredric M. Saunders.



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                                 ARTICLE ELEVEN

         The number of initial Directors is four (4) and the names and addresses of the Directors are:

         Fredric M. Saunders                       515 Hunterwood
                                                   Houston, TX  77024

         Jerry Dominy                              55 Uvalde
                                                   Houston, TX  77015

         C. C. Smitherman                          26 Magnolia
                                                   Highlands, TX  77562

         Dave Pasternak                            638 Sun Valley
                                                   Houston, TX  77025

                                 ARTICLE TWELVE

         With respect to any matter for which the affirmative vote of a portion of the shares of the Corporation entitled to vote greater than a majority of such shares is required by the Texas Business Corporation Act (or any successor or replacement statute), as the same now exists or may hereafter be amended, the affirmative vote of the holders of a majority of the shares of the Corporation entitled to vote on the matter shall be the act of the shareholders.

                                ARTICLE THIRTEEN

         No director of the Corporation shall be liable o the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except to the extent that the foregoing exculpation from liability is not permitted under the applicable provisions of the Texas Miscellaneous Corporation Laws Act (or any successor or replacement statute) as the same now exists or may hereafter be amended. Any repeal or modification of the provisions of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


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                                ARTICLE FOURTEEN

         Special meetings of the shareholders of the Corporation may be called only (1) by the Chairman of the Board, by the President, by a majority of the Board of Directors, or by such other person or persons as may be authorized in the Bylaws or (2) by the holders of 50% of the outstanding shares of the Corporation entitled to vote at the proposed special meeting.

EXECUTED THIS _____ DAY OF ______________________, 19 ___.

                                           PRIME BANCSHARES, INC.


                                           By: _______________________________
                                                   F. M. Saunders
                                                   its Chairman




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